
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                          51,400
<SECURITIES>                                         0
<RECEIVABLES>                                  603,400<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                    521,600
<CURRENT-ASSETS>                             1,745,600<F3>
<PP&E>                                       2,972,700
<DEPRECIATION>                               1,418,200
<TOTAL-ASSETS>                               6,080,300<F3>
<CURRENT-LIABILITIES>                        1,779,200
<BONDS>                                      1,280,900
<COMMON>                                        96,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<OTHER-SE>                                   1,566,800
<TOTAL-LIABILITY-AND-EQUITY>                 6,080,300
<SALES>                                      1,785,700<F4>
<TOTAL-REVENUES>                             1,794,500
<CGS>                                        1,051,600
<TOTAL-COSTS>                                1,051,600
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              34,500
<INCOME-PRETAX>                                 96,200<F5>
<INCOME-TAX>                                    28,300
<INCOME-CONTINUING>                             67,900<F5>
<DISCONTINUED>                                  58,300<F6>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   126,200
<EPS-PRIMARY>                                     1.33
<EPS-DILUTED>                                     1.30

<F1>Restated to (a) classify corporate overhead and research expenses that were previously allocated to the health care segment to continuing operations and (b) reflect tax expenses as if the discontinued health care segment were a stand-alone taxpayer.
<F2>Amount shown is net of allowances.
<F3>Included within current assets and total assets are net assets of discontinued operations of $340.0 million and $1,740.5 million, respectively.
<F4>Excludes sales reported by the discontinued health care segment of
$1,015.3 million for the first half of 1995.
<F5>Includes a pretax provision of $20 million ($12.5 million after-tax)
relating to corporate governance activities.
<F6>In June 1995, the Company announced that its Board of Directors had approved a plan to spin off NMC. As a result, Grace has classified its health care segment as a discontinued operation.

